================================================================================

                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 25, 1997



                          DIGITAL VIDEO SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)



               0-28472                                    77-0333728
      (Commission File Number)              (I.R.S. Employer Identification No.)


          2710 Walsh Avenue
    Santa Clara, California  95051                           95051
(Address of principal executive offices)                   (Zip Code)



                                 (408) 748-2100
               Registrant's telephone number, including area code

================================================================================

 Item 5.      Other Events
              ------------

       On July 25, 1997, Digital Video Systems, Inc., a Delaware corporation (the "Registrant") entered into an Asset Purchase Agreement with Arris Interactive L.L.C. ("Arris") pursuant to which the Registrant has agreed to acquire substantially all of the assets (excluding accounts receivable) of the Digital Video division of Arris (the "DV Business") for a combination of cash, 600,000 shares of the Registrant's common stock, and additional cash consideration to be based on the future revenues of the DV Business (the "Acquisition"). The DV Business of Arris (which is a joint venture of Nortel and ANTEC) designs, manufactures and distributes MPEG-2 decoding, switching, streaming and multiplexing solutions that deliver advanced video systems like digital ad insertion and near video on demand to subscribers.

       The closing of the Acquisition, which is subject to certain customary closing conditions, is anticipated to occur on or about August 1, 1997.


                                  SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DIGITAL VIDEO SYSTEMS, INC.



 Date: July 31, 1997                     By: /s/ Thomas R. Parkinson
                                            ------------------------------------
                                             Thomas R. Parkinson
                                             President



                                  Page 2 of 2